Shareholder Letter Q1 2025 1

| $1,008M ↑27% | $396 ↑4% | 2,545,496 ↑21% |
|---|---|---|
| IN FORCE PREMIUM (IFP) | PREMIUM PER CUSTOMER | TOTAL CUSTOMERS |

**IN FORCE PREMIUM** ($s in m)



$653
$794
$1,008
Q1 23
Q1 24
Q1 25

**KEY METRICS** ($s in m)



ADJUSTED EBITDA
NET LOSS
GEP
NET LOSS/GEP
$154
$188
$234
($51)
(43%)
($66)
($34)
(25%)
($47)
($47)
(27%)
($62)
Q1 23
Q1 24
Q1 25

**ADJUSTED GROSS PROFIT** ($s in m)



ADJUSTED GP
GAAP GP
ADJUSTED GP / GEP
$21
$17
13%
$37
$35
20%
$46
$39
20%
Q1 23
Q1 24
Q1 25

**ADJUSTED FREE CASH FLOW** ($s in m)



ADJUSTED FREE CASH FLOW
CASH FLOW FROM OPERATING ACTIVITIES
($49)
($46)
($19)
($30)
($31)
($47)
Q1 23
Q1 24
Q1 25

1

Dear Shareholders, Our first quarter results were strong, headlined by accelerating growth alongside healthy loss ratios and stability in our expense base. These trends propel the business towards profitability, with positive Adj. EBITDA expected prior to year- end 2026, consistent with prior guidance. Here’s a look at the key metrics: • Top Line: At $1,008 million, In Force Premium grew 27% YoY – our sixth consecutive quarter of accelerating growth – while revenue also grew 27%. We crossed the $1 billion IFP mark in March, just eight and a half years after selling our first policy. • Loss Ratio: Our trailing twelve months (“TTM”) gross loss ratio came in at 73%, stable relative to the fourth quarter, and comfortably within our target range. This notwithstanding the impact of the California Wildfires, which contributed 16 points to our Q1 gross loss ratio, which was 78%. • Gross Profit: Increased by 11% YoY – despite the California Wildfires – to $39 million, while Adj. Gross Profit increased by 25% year on year to $46 million. Gross Margin (both GAAP & Adjusted) was roughly unchanged year over year. • Bottom Line: Adj. EBITDA loss of ($47) million was in line with our target as laid out in our guidance for the first quarter. Both our guidance, and this result, include the roughly $22 million unfavorable impact of the California Wildfires. Net Loss in the quarter was ($62) million. 2

Grow the business and scale the operation Executing against the strategy as presented at November 2024 Investor Day 3 CAGR comparison IFP: 21% OpEx excl. growth: 1% 6th consecutive quarter of IFP growth acceleration 18% 20% 22% 22% 24% 26% 27% Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 88% 85% 83% 79% 77% 73% 73% Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 TTM GROSS LOSS RATIO Stability in the operating expense base, excluding growth spend IFP VS OPEX EXCL GROWTH SPEND ($s in m) $87 $89 $609 $1,008 $0 $100 $200 $300 $500 $600 $700 $800 $900 $1,000 $1,100 Underwriting performance in line with target range on TTM basis OPEX EXCL. GROWTH IN FORCE PREMIUM (END OF PERIOD) Q1 25Q3 22 IFP YoY GROWTH RATE

Product Spotlight: Lemonade Car Car is picking up speed, and Q1 marked the first quarter where Car’s sequential IFP growth outpaced the rest of the book. While Car remains early in its journey, signs of inflection are becoming clearer. Two key differentiators drive our strategy: • Proprietary AI (LTV & telematics) pinpoints our target customer – young, safe drivers – with precision, offering unbeatable pricing. Industry-leading telematics adoption and a continuous flow of driving data enable us to accurately fine tune pricing to optimize underwriting performance. • Cross-sell opportunity to ~2.5 million non-Car customers spending >$3 billion on car insurance, enabling efficient and scalable growth. We’re leveraging these strengths through ongoing product optimization and geographic expansion: • Personalized pricing, sooner: We’re pioneering ways to incorporate telematics insights earlier than ever, at or near point-of-sale, long before traditional models would allow. In states where we have implemented this, we have seen a roughly 60% boost in conversion rates. • Optimizing the cross selling experience: Several initiatives in aggregate have yielded a more than 100% increase in Car cross sales in Q1 2025 relative to Q1 2024. • Our recent Colorado launch, the first of several state launches planned for this year, pushed our coverage level above 40% of the U.S. car market and to nearly 60% of our customer base. Further state rollouts will be prioritized based on regulatory fit, cross-sell density, and market size. Our playbook prioritizes tuning unit economics in every market before leaning in. A few observations on where we stand today: • Pricing: We made a record 29 Car rate and coverage filings during 2024, and nearly as many (24) in Q1 2025 alone. Our filings focus is on segmentation via telematics – i.e. target our best potential customers with sharper offers. • Loss ratio: Car’s aggregate loss ratio remains above our target due to the low average tenure of our book. However, performance in more seasoned cohorts is encouraging: indeed, we typically see a double digit loss ratio 4 improvement as new cohorts pass their renewal date. New business is acquired if lifetime loss ratios, as estimated at point of sale via our LTV AI, are in line with targets. We are still in the early innings, but with unique advantages, improving unit economics, and growing momentum, Lemonade Car is positioned to become both a category leader and a meaningful driver of long-term value. Macro watch: we’re closely monitoring inflation risk driven by U.S. tariff policy. Note that a 25% headline tariff on cars or car parts, as an example, would likely increase loss trend by single digit percentage points. Any inflationary impacts will be incorporated into our pricing to maintain alignment between rate and risk. California Wildfires Impact The impact of the California Wildfires was in line with our expectations laid out in our Q1 2025 guidance. Leveraging our industry leading technology, including aerial imagery and AI, we created a streamlined experience for our customers in their greatest time of need. We were able to resolve many claims within minutes, and several at their policy limits. At the same time, we had the right balance of documentation and fraud review to help ensure we paid claims accurately, and preserved our rights to recover from responsible parties. A breakdown of the event's impact on Q1 2025: 5

Guidance Below is our view of how we expect the second quarter and full year 2025 to shape up. Our IFP guidance reiterates FY IFP growth of 28% – sustained acceleration towards our cruising velocity of 30%, expected in 2026. We reiterate our FY Adj. EBITDA guidance, and are raising our expectations for GEP and Revenue. We reiterate our guidance of positive Adj. FCF in 2025, despite the unfavorable impact of the California Wildfires in the first quarter. Q2 2025 Full Year 2025 All in millions Low - High Low - High In force premium (IFP) $1,061 $1,064 $1,203 $1,208 Gross earned premium (GEP) $246 $248 $1,028 $1,031 Revenue $157 $159 $661 $663 Adjusted EBITDA loss1 ($44) ($41) ($140) ($135) Stock-based compensation expense $16 $60 Weighted common shares 73 74 6 1 A full reconciliation of Adjusted EBITDA guidance to net loss on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, interest income, net investment income, interest expense and other transactions that we consider to be unique in nature, all of which are adjustments to Adjusted EBITDA. We have provided a reconciliation of GAAP to non-GAAP financial measures for the first quarter March 31, 2025 in the reconciliation tables at the end of this letter.

Q1 2025 Results, KPIs and Non-GAAP Financial Measures In Force Premium IFP, defined as the aggregate annualized premium for customers as of the period end date, increased by 27% to $1,007.8 million as compared to the first quarter of 2024. Customers Customer count increased by 21% to 2,545,496 as compared to the first quarter of 2024. Premium per Customer Premium per customer, defined as in force premium divided by customers, was $396 at the end of the first quarter, up 4% from the first quarter of 2024. Annual Dollar Retention ADR, defined as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn, was 84%, a decrease of 4 percentage points from the first quarter of 2024. The decline is largely attributable to the non-renewal of policies which failed to meet certain underwriting criteria, as discussed in prior letters. Gross Earned Premium First quarter gross earned premium of $233.6 million increased by $45.7 million or 24% as compared to the first quarter of 2024, primarily due to the increase of IFP earned during the quarter. 7

Revenue First quarter revenue of $151.2 million increased by $32.1 million or 27% as compared to the first quarter of 2024, primarily due to the increase of gross earned premium, ceding commission income, and net investment income. Gross Profit First quarter gross profit of $38.6 million increased by $3.9 million or 11% as compared to the first quarter of 2024, primarily due to the 27% increase in revenue, partially offset by the impact of the California FAIR plan assessment in the first quarter this year. Adjusted Gross Profit First quarter adjusted gross profit of $46.0 million increased by $9.3 million or 25% as compared to the first quarter of 2024, primarily due to the 27% increase in revenue. Adjusted gross profit is a non-GAAP measure. Operating Expense Total operating expense, excluding net loss and loss adjustment expense, of $127.2 million increased by $28.8 million or 29% as compared to the first quarter of 2024. The increase was primarily driven by higher growth spend for customer acquisition, and one-time California FAIR Plan assessment of $6.9 million. Growth spend, included in sales and marketing expense, was $38.1 million in the quarter, as compared to $19.8 million in the first quarter 2024. Net Loss Net loss in the first quarter was ($62.4) million, or ($0.86) per share, as compared to ($47.3) million, or ($0.67) per share, in the first quarter of 2024. This year over year decline is primarily attributable to the increase in growth spend and the impact of the California Wildfires and FAIR Plan assessment, partially offset by the increase in revenue. 8

Adjusted EBITDA Adjusted EBITDA loss was ($47.0) million, as compared to an Adjusted EBITDA loss of ($33.9) million in the first quarter 2024. This year over year decline is primarily attributable to the increase in growth spend and the impact of the California Wildfires, partially offset by the increase in revenue. Adjusted EBITDA is a non- GAAP measure. Cash & Investments The Company’s cash, cash equivalents, and investments totaled approximately $1 billion at March 31, 2025. As of March 31, 2025, approximately $259 million is carried by our insurance subsidiaries as regulatory surplus. Adjusted Free Cash Flow Adjusted Free Cash flow in the first quarter was ($31.0) million, as compared to ($18.9) million in the first quarter of 2024. The decline is primarily due to the impact of the California Wildfires. Adjusted Free Cash Flow would have been positive in the first quarter if not for the impact of the California Wildfires and the FAIR Plan assessment. The Adjusted Free Cash Flow impact does not align precisely with the P&L impact analysis earlier in this letter due to settlement timing dynamics with reinsurance partners. Adjusted Free Cash flow is a non-GAAP measure. Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this letter and the reasons for their use, are presented at the end of this letter. 9

Key Operating and Financial Metrics Three Months Ended March 31, 2025 2024 ($ in millions, except Premium per customer) Customers (end of period) 2,545,496 2,095,275 In force premium (end of period) $ 1,007.8 $ 794.2 Premium per customer (end of period) $ 396 $ 379 Annual dollar retention (end of period) 84% 88% Total revenue $ 151.2 $ 119.1 Gross earned premium $ 233.6 $ 187.9 Gross profit $ 38.6 $ 34.7 Adjusted gross profit $ 46.0 $ 36.7 Net loss $ (62.4) $ (47.3) Adjusted EBITDA $ (47.0) $ (33.9) Gross profit margin 26% 29% Adjusted gross profit margin 30% 31% Ratio of Adjusted Gross Profit to Gross Earned Premium 20% 20% Gross loss ratio 78% 79% Net loss ratio 82% 78% 10

Non-GAAP financial measures and key operating metrics The non-GAAP financial measures used in this shareholder letter are Adjusted EBITDA, Adjusted Gross Profit, and Ratio of Adjusted Gross Profit to Gross Earned Premium, Free Cash Flow, and Adjusted Free Cash Flow. We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding income tax expense, depreciation and amortization, stock-based compensation, interest expense, interest income and others, net investment income, change in fair value of warrants liability, amortization of fair value adjustment on insurance contract intangible liability relating to the Metromile Acquisition, and other non- cash adjustments and other transactions that we would consider to be unique in nature. We exclude these items from adjusted EBITDA because we do not consider them to be directly attributable to our underlying operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it gives our management and other customers of our financial information useful insight into our results of operations and our underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with U.S. GAAP, and other companies may define adjusted EBITDA differently. We define adjusted gross profit, a non-GAAP financial measure, as gross profit excluding net investment income, interest income and other income, and net realized gains and losses on sale of investments, plus fixed costs and overhead associated with our underwriting operations including employee-related expense, professional fees and other, and depreciation and amortization allocated to cost of revenue, and other adjustments that we would consider to be unique in nature. After these adjustments, the resulting calculation is inclusive of only those variable costs of revenue incurred on the successful acquisition of business and without the volatility of investment income. We use adjusted gross profit as a key measure of our progress towards profitability and to consistently evaluate the variable contribution to our business from underwriting operations from period to period. We define the Ratio of Adjusted Gross Profit to Gross Earned Premium as the ratio of adjusted gross profit divided by gross earned premium. The Ratio of Adjusted Gross Profit to Gross Earned Premium measures the relationship between the 11 underlying business volume and gross economic benefit generated by our underwriting operations, on the one hand, and our underlying profitability trends, on the other. We rely on this measure, which supplements our gross profit ratio as calculated in accordance with U.S. GAAP, because it provides management with insight into our underlying profitability trends over time. The non-GAAP financial measures used in this shareholder letter have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted gross profit, and adjusted gross profit margin, ratio of adjusted gross profit to gross earned premium, and adjusted EBITDA should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this shareholder letter. 12

This shareholder letter also includes key performance indicators, including customers, in force premium, premium per customer, annual dollar retention, gross earned premium, gross loss ratio, net loss ratio and gross loss ratio ex-CAT. We define customers as the number of current policyholders underwritten by us or placed by us with third-party insurance partners (who pay us recurring commissions) as of the period end date. A customer that has more than one policy counts as a single customer for the purposes of this metric. We view customers as an important metric to assess our financial performance because customer growth drives our revenue, expands brand awareness, deepens our market penetration, creates additional upsell and cross-sell opportunities and generates additional data to continue to improve the functioning of our platform. We define in force premium ("IFP") as the aggregate annualized premium for customers as of the period end date. At each period end date, we calculate IFP as the sum of: (i) In force written premium — the annualized premium of in force policies underwritten by us; and (ii) In force placed premium — the annualized premium of in force policies placed with third party insurance companies for which we earn a recurring commission payment. In force placed premium currently reflects approximately 3% of IFP. The annualized value of premiums is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. IFP is not a forecast of future revenues nor is it a reliable indicator of revenue expected to be earned in any given period. We believe that our calculation of IFP is useful to analysts and investors because it captures the impact of growth in customers and premium per customer at the end of each reported period, without adjusting for known or projected policy updates, cancellations, rescissions and non-renewals. We use IFP because we believe it gives our management useful insight into the total reach of our platform by showing all in force policies underwritten and placed by us. Other companies, including companies in our industry, may calculate IFP differently or not at all, which reduces the usefulness of IFP as a tool for comparison. We define premium per customer as the average annualized premium customers pay for products underwritten by us or placed by us with third-party insurance 13 partners. We calculate premium per customer by dividing IFP by customers. We view premium per customer as an important metric to assess our financial performance because premium per customer reflects the average amount of money our customers spend on our products, which helps drive strategic initiatives. We define annual dollar retention ("ADR"), as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn. To calculate ADR we first aggregate the IFP from all active customers at the beginning of the period and then aggregate the IFP from those same customers at the end of the period. ADR is then equal to the ratio of ending IFP to beginning IFP. We believe that our calculation of ADR is useful to analysts and investors because it captures our ability to retain customers and sell additional products and coverage to them over time. We view ADR as an important metric to measure our ability to provide a delightful end-to-end customer experience, satisfy our customers’ evolving insurance needs and maintain our customers’ trust in our products. Our customers become more valuable to us every year they continue to subscribe to our products. Other companies, including companies in our industry, may calculate ADR differently or not at all, which reduces the usefulness of ADR as a tool for comparison. Gross earned premium ("GEP") is the earned portion of our gross written premium. Gross earned premium includes direct and assumed premium. We also began assuming premium related to car insurance policies written in Texas in December 2022, in connection with our fronting arrangement with a third party carrier in Texas. We use this operating metric as we believe it gives our management and other users of our financial information useful insight into the gross economic benefit generated by our business operations and allows us to evaluate our underwriting performance without regard to changes in our underlying reinsurance structure. Unlike net earned premium, gross earned premium excludes the impact of premiums ceded to reinsurers, and therefore should not be used as a substitute for net earned premium, total revenue, or any other measure presented in accordance with GAAP. We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium. 14

We define net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. We define gross loss ratio ex-CAT, expressed as a percentage, as the ratio of gross losses and loss adjustment expense, excluding catastrophe losses, to gross earned premium. We define trailing twelve month ("TTM") gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium for the past twelve months. We define Opex excluding growth spend, as total expense less loss and loss adjustment expenses, net, and growth spend (advertising expense, as included in “Sales and marketing expenses” in the consolidated financial statements). We define free cash flow ("FCF") as cash flow from operating activities, less capital expenditures. We define adjusted free cash flow ("Adj. FCF") as cash flow from operating activities, less capital expenditures plus net borrowings under financing agreement. 15

Links The information contained on, or that can be accessed through, hyperlinks included herein is deemed not to be incorporated in or part of this shareholder letter. Earnings teleconference information The Company will discuss its first quarter 2025 financial results and business outlook during a teleconference on May 6, 2025, at 8:00 AM ET. The conference call (access code 331560) can be accessed toll-free at 833-470-1428 or at 404-975-4839. A live audio webcast of the call will be available simultaneously at https:// www.lemonade.com/investor Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Lemonade’s website. Additional investor information can be accessed at https://www.lemonade.com/investor About Lemonade Lemonade offers renters, homeowners, pet, car, and life insurance. Powered by artificial intelligence and behavioral economics, Lemonade’s full stack insurance carriers in the US, the UK and Europe replace brokers and bureaucracy with bots and machine learning, aiming for zero paperwork and instant everything. A Certified B-Corp, Lemonade donates to nonprofits selected by its community, during its annual Giveback. Lemonade is currently available in the United States, the UK, Germany, the Netherlands, and France, and continues to expand globally. For more information, please visit www.lemonade.com, and follow Lemonade on X or Instagram. Media inquiries: press@lemonade.com Investor contact: ir@lemonade.com 16

Forward-looking statement safe harbor This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial performance and guidance, our financial outlook for the second quarter and full year 2025, our anticipated IFP in 2026, our future profitability, our ability to acquire new business, including growth in car, acceleration through our synthetic agents program, the expected benefits, accuracy and growth of our predictive and generative AI models, our anticipated growth, profitability, our industry, business strategy, plans, goals and expectations concerning our market position, future operations, expenses and other financial and operating information. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements, including but not limited to, the following: our history of losses and that we may not achieve or maintain profitability in the future; our success and ability to retain and expand our customer base; the "Lemonade" brand may not become as widely known as incumbents' brands or the brand may become tarnished; the denial of claims or our failure to accurately and timely pay claims; our ability to attain greater value from each user; availability of reinsurance at current levels and prices; the impact of our agreement with General Catalyst as a synthetic agent; our exposure to counterparty risks; our limited operating history; our ability to manage our growth effectively; our proprietary artificial intelligence algorithms may not operate properly or as expected; the intense competition in the segments of the insurance industry in which we operate; our ability to maintain our risk-based capital at the required levels; our ability to expand our product offerings; the novelty of our business model and its unpredictable efficacy and susceptibility to unintended consequences; the possibility that we could be forced to modify or eliminate our Giveback; regulatory risks, related to the operation, development, and implementation of our proprietary artificial intelligence algorithms and telematics based pricing model; legislation or legal requirements 17 that may affect how we communicate with customers; the cyclical nature of the insurance industry; our reliance on artificial intelligence, telematics, mobile technology, and our digital platforms to collect data that we utilize in our business; our ability to obtain additional capital to the extent required to grow our business, which may not be available on terms acceptable to us or at all; our actual or perceived failure to protect customer information and other data as a result of security incidents or real or perceived errors, failures or bugs in our systems, website or app, respect customers’ privacy, or comply with data privacy and security laws and regulations; periodic examinations by state insurance regulators; underwriting risks accurately and charging competitive yet profitable rates to customers; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers; potentially significant expenses incurred in connection with any new products before generating revenue from such products; risks associated with any costs incurred and other risks as we expand our business in the U.S. and internationally; our ability to comply with extensive insurance industry regulations; our ability to comply with insurance regulators and additional reporting requirements on insurance holding companies; our ability to predict the impacts of severe weather events and catastrophes, including the effects of climate change and global pandemics, on our business and the global economy generally; increasing scrutiny, actions, and changing expectations on environmental, social, and governance matters; fluctuations of our results of operations on a quarterly and annual basis; our utilization of customer and third party data in underwriting our policies; limitations in the analytical models used to assess and predict our exposure to catastrophe losses; potential losses could be greater than our loss and loss adjustment expense reserves; the minimum capital and surplus requirements our insurance subsidiaries are required to have; assessments and other surcharges from state guaranty funds; our status and obligations as a public benefit corporation; our operations in Israel and the current political, economic, and military instability, including the evolving conflict in Israel and surrounding region; enactment of legislation, or other government actions, implementing changes in tax legislation or trade policies in different geographic jurisdictions may impact our business, financial condition and results of operations. 18

These and other important factors are discussed under the caption “Risk Factors” in our Form 10-K and in our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s beliefs as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. News & Information Disclosure Investors should note that we may use our website (investor.lemonade.com), blog (lemonade.com/blog), and our company account on X and LinkedIn as a means of disclosing information and for complying with our disclosure obligations under Regulation FD. The information we post through these channels may be deemed material. Investors should monitor these channels in addition to reviewing our press releases, SEC filings, and public conference calls. 19

Condensed Consolidated Statements of Operations and Comprehensive Loss $ in millions, except per share amounts, unaudited Three Months Ended March 31, 2025 2024 Revenue Net earned premium $ 104.3 $ 84.4 Ceding commission income 26.9 21.0 Net investment income 9.5 7.6 Commission and other income 10.5 6.1 Total revenue 151.2 119.1 Expense Loss and loss adjustment expense, net 85.4 65.9 Other insurance expense 26.1 17.3 Sales and marketing 43.2 30.4 Technology development 22.0 20.9 General and administrative 35.9 29.8 Total expense 212.6 164.3 Loss before income taxes (61.4) (45.2) Income tax expense 1.0 2.1 Net loss $ (62.4) $ (47.3) Other comprehensive loss, net of tax Unrealized gain on investments in fixed maturities 1.2 0.7 Foreign currency translation adjustment 1.5 (0.9) Comprehensive loss $ (59.7) $ (47.5) Per share data: Net loss per share attributable to common stockholders—basic and diluted $ (0.86) $ (0.67) Weighted average common shares outstanding—basic and diluted 72,921,318 70,284,486 20

Condensed Consolidated Balance Sheets $ in millions, except per share amounts As of March 31, December 2025 2024 (Unaudited) Assets Investments Fixed maturities available-for-sale, at fair value (amortized cost: $654.1 million and $607.1 million as of March 31, 2025 and December 31, 2024, respectively) $ 655.6 $ 607.4 Short-term investments (cost: $20.5 million and $27.5 million as of March 31, 2025 and December 31, 2024, respectively) 20.5 27.5 Total investments 676.1 634.9 Cash, cash equivalents and restricted cash 319.7 385.7 and $2.8 million as of March 31, 2025 and December 31, 2024, respectively 317.8 301.2 Reinsurance recoverable 182.3 170.4 Prepaid reinsurance premium 263.5 253.6 Deferred acquisition costs 11.4 12.2 Property and equipment, net 16.2 16.1 Intangible assets 11.2 13.6 Goodwill 19.0 19.0 Other assets 39.4 42.4 Total assets $ 1,856.6 $ 1,849.1 Liabilities and Stockholders' Equity Unpaid loss and loss adjustment expense $ 307.3 $ 298.1 Unearned premium 476.2 455.0 Trade payables 3.4 4.5 Funds held for reinsurance treaties 225.1 219.6 Deferred ceding commission 61.0 65.6 Ceded premium payable 26.2 23.8 Borrowings under financing agreement 101.9 83.4 Other liabilities and accrued expenses 110.0 105.7 Total liabilities 1,311.1 1,255.7 Commitments and Contingencies Stockholders' equity Common stock, $0.00001 par value, 200,000,000 shares authorized; 73,212,871 and 72,720,866 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively — — Additional paid-in capital 1,910.1 1,898.3 Accumulated deficit (1,361.2) (1,298.8) Accumulated other comprehensive loss (3.4) (6.1) Total stockholders' equity 545.5 593.4 Total liabilities and stockholders' equity $ 1,856.6 $ 1,849.1 21

Condensed Consolidated Statements of Cash Flows $ in millions, unaudited Three Months Ended March 2025 2024 Cash flows from operating activities: Net loss $ (62.4) $ (47.3) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 4.5 5.0 Stock-based compensation 10.3 14.9 Amortization of premium on bonds (1.5) (1.3) Provision for bad debt 4.5 3.2 Changes in operating assets and liabilities: Premium receivable (21.1) (18.3) Reinsurance recoverable (11.9) (31.7) Prepaid reinsurance premium (9.9) (8.2) Deferred acquisition costs 0.8 (1.0) Other assets 2.8 22.7 Unpaid loss and loss adjustment expense 9.2 1.7 Unearned premium 21.2 17.6 Trade payables (1.1) — Funds held for reinsurance treaties 5.5 3.6 Deferred ceding commissions (4.6) 4.9 Ceded premium payable 2.4 3.4 Other liabilities and accrued expenses 4.1 1.0 Net cash used in operating activities (47.2) (29.8) Cash flows from investing activities: Proceeds from short-term investments sold or matured 9.4 29.3 Proceeds from bonds sold or matured 30.2 58.7 Cost of short-term investments acquired (2.0) (5.4) Cost of bonds acquired (75.6) (49.2) Purchases of property and equipment (2.3) (2.5) Net cash (used in) provided by investing activities (40.3) 30.9 Cash flows from financing activities: Proceeds from borrowings under financing agreement 30.0 17.5 Payments on borrowings under financing agreement (11.5) (4.1) Proceeds from stock exercises 1.5 0.1 Net cash provided by financing activities 20.0 13.5 Effect of exchange rate changes on cash, cash equivalents and restricted cash 1.5 (0.9) Net (decrease) increase in cash, cash equivalents and restricted cash (66.0) 13.7 Cash, cash equivalents and restricted cash at beginning of period 385.7 271.5 Cash, cash equivalents and restricted cash at end of period $ 319.7 $ 285.2 Supplemental disclosure of cash flow information: Cash paid for income taxes $ 0.3 $ 0.3 Cash paid for interest expense on borrowings under financing agreement $ 3.1 $ 0.5 22

Reconciliation of Non-GAAP Financial Measures to their Most Directly Comparable GAAP Financial Measures Unaudited Adjusted Gross Profit and Adjusted Gross Profit Margin The following table provides a reconciliation of total revenue to adjusted gross profit and the related adjusted gross profit margin for the periods presented: Three Months Ended March 2025 2024 ($ in millions) Total revenue $ 151.2 $ 119.1 Adjustments: Loss and loss adjustment expense, net (85.4) (65.9) Other insurance expense (26.1) (17.3) Depreciation and amortization (1.1) (1.2) Gross profit $ 38.6 $ 34.7 Gross profit margin (% of total revenue) 26% 29 % Adjustments: Net investment income $ (9.5) $ (7.6) Interest income and other income (1.8) (2.2) Employee-related expense 5.9 5.4 Professional fees and other 11.7 5.2 Depreciation and amortization 1.1 1.2 Adjusted gross profit $ 46.0 $ 36.7 Adjusted gross profit margin (% of total revenue) 30% 31% 23

Ratio of Adjusted Gross Profit to Gross Earned Premium The following table sets forth our calculation of the Ratio of Adjusted Gross Profit to Gross Earned Premium for the periods presented: Three Months Ended March 31, 2025 2024 ($ in millions) Numerator: Adjusted gross profit $ 46.0 $ 36.7 Denominator: Gross earned premium $ 233.6 $ 187.9 Ratio of Adjusted Gross Profit to Gross Earned Premium 20% 20 % Adjusted EBITDA The following table provides a reconciliation of Adjusted EBITDA to net loss for the periods presented: Three Months Ended March 2025 2024 ($ in millions) Net loss $ (62.4) $ (47.3) Adjustments: Income tax expense $ 1.0 $ 2.1 Depreciation and amortization 4.5 5.0 Stock-based compensation (1) 10.3 14.9 Interest expense 3.3 0.6 Interest income and others (1.0) (1.5) Net investment income (9.5) (7.6) Amortization of fair value adjustment on insurance contract intangible liability relating to the Metromile acquisition (0.1) (0.1) (0.1) Other adjustment (2) 6.9 — Adjusted EBITDA $ (47.0) $ (33.9) (1) Includes the impact of canceled unvested warrant shares for contract year 2 related to the termination of the Warrant Agreement with Chewy of $5.2 million for the three months ended March 31, 2025 and compensation expense related to the warrant shares $0.9 million for the three months ended March 31, 2024. (2) California FAIR Plan assessment related to the January 2025 California Wildfires. 24

Adjusted Free Cash Flow The following tables provide a reconciliation of adjusted free cash flow to cash flow from operating activities for the periods presented: Three Months Ended March 31, 2025 2024 ($ in millions) Cash flow from operating activities $ (47.2) $ (29.8) Capital expenditures (2.3) (2.5) Free Cash Flow $ (49.5) $ (32.3) Net borrowings under financing agreement 18.5 13.4 Adjusted Free Cash Flow $ (31.0) $ (18.9) 25

Supplemental Financial Information Unaudited Stock-based compensation Three Months Ended 2025 2024 ($ in millions) Loss and loss adjustment expense, net $ 0.5 $ 0.5 Other insurance expense 0.7 0.6 Sales and marketing (1) (4.3) 2.0 Technology development 6.8 6.4 General and administrative 6.6 5.4 Total stock-based compensation expense $ 10.3 $ 14.9 (1) Includes the impact of the canceled unvested warrant shares for contract year 2 related to the termination of the Warrant Agreement with Chewy in the amount of $5.2 million for the three months ended March 31, 2025 and compensation expense related to warrant shares of $0.9 million for the three months ended March 31, 2024. Written and Earned Premium Three Months Ended March 31, 2025 2024 Change % Change ($ in millions) Gross written premium $ 254.2 $ 205.6 $ 48.6 24 % Ceded written premium (138.8) (111.7) (27.1) 24 % Net written premium $ 115.4 $ 93.9 $ 21.5 23 % Three Months Ended March 31, 2025 2024 Change % Change ($ in millions) Gross earned premium $ 233.6 $ 187.9 $ 45.7 24 % Ceded earned premium (129.3) (103.5) (25.8) 25 % Net earned premium $ 104.3 $ 84.4 $ 19.9 24% 26

# Historical Operating Metrics

## $ in millions except Premium per customer, unaudited

| *Three months ended, unless specified* | Mar. 31 2023 | June 30, 2023 | Sept. 30, 2023 | Dec. 31, 2023 | Mar. 31, 2024 | June 30, 2024 | Sept. 30, 2024 | Dec. 31, 2024 | Mar. 31, 2025 |
|---|---|---|---|---|---|---|---|---|---|
| Customers (end of period) | 1,856,012 | 1,906,408 | 1,984,154 | 2,026,918 | 2,095,275 | 2,167,194 | 2,313,113 | 2,430,056 | 2,545,496 |
| In force premium (end of period) | $ 653.3 | $ 686.6 | $ 719.0 | $ 747.3 | $ 794.2 | $ 838.8 | $ 889.1 | $ 943.7 | $1,007.8 |
| Premium per customer (end of period) | $ 352 | $ 360 | $ 362 | $ 369 | $ 379 | $ 387 | $ 384 | $ 388 | $ 396 |
| Annual dollar retention (end of period) | 87% | 87% | 85% | 87% | 88% | 88% | 87% | 86% | 84% |
| Total revenue | $ 95.2 | $ 104.6 | $ 114.5 | $ 115.5 | $ 119.1 | $ 122.0 | $ 136.6 | $ 148.8 | $ 151.2 |
| Gross earned premium | $ 154.2 | $ 163.9 | $ 173.2 | $ 181.0 | $ 187.9 | $ 199.9 | $ 213.1 | $ 226.4 | $ 233.6 |
| Gross profit | $ 16.5 | $ 12.1 | $ 21.9 | $ 33.6 | $ 34.7 | $ 30.8 | $ 37.5 | $ 63.9 | $ 38.6 |
| Adjusted gross profit | $ 20.6 | $ 16.6 | $ 24.9 | $ 35.3 | $ 36.7 | $ 33.4 | $ 38.6 | $ 66.2 | $ 46.0 |
| Net loss | $ (65.8) | $ (67.2) | $ (61.5) | $ (42.4) | $ (47.3) | $ (57.2) | $ (67.7) | $ (30.0) | $ (62.4) |
| Adjusted EBITDA | $ (50.8) | $ (52.7) | $ (40.2) | $ (28.9) | $ (33.9) | $ (43.0) | $ (49.0) | $ (23.8) | $ (47.0) |
| Gross profit margin | 17% | 12% | 19% | 29% | 29% | 25% | 27% | 43% | 26% |
| Adjusted gross profit margin | 22% | 16% | 22% | 31% | 31% | 27% | 28% | 44% | 30% |
| Ratio of Adjusted Gross Profit to Gross Earned Premium | 13% | 10% | 14% | 20% | 20% | 17% | 18% | 29% | 20% |
| Gross loss ratio | 87% | 94% | 83% | 77% | 79% | 79% | 73% | 63% | 78% |
| Net loss ratio | 93% | 99% | 88% | 78% | 78% | 79% | 81% | 62% | 82% |

27

Trends Q1 2025 28

TRENDS

### CUSTOMERS
(in '000s)


1,856
2,095
2,545
▲ 13%
▲ 21%
Q1 23
Q1 24
Q1 25

### PREMIUM PER CUSTOMER


$352
$379
$396
▲ 8%
▲ 4%
Q1 23
Q1 24
Q1 25

### IN FORCE PREMIUM
($s in m)


$653
$794
$1,008
▲ 22%
▲ 27%
Q1 23
Q1 24
Q1 25

### GROSS EARNED PREMIUM ("GEP")
($s in m)


$154
$188
$234
▲ 22%
▲ 24%
Q1 23
Q1 24
Q1 25

### REVENUE
($s in m)


$95
$119
$151
▲ 25%
▲ 27%
Q1 23
Q1 24
Q1 25

29

$17 $35 $39 17% 29% 26% $21 $37 $46 13% 20% 20% TRENDS 30 GROSS PROFIT ($s in m) GROSS PROFIT MARGIN ▲ 110% ▲ 11% Q1 23 Q1 24 Q4 24 Q1 23 Q1 24 Q1 25 ADJUSTED GROSS PROFIT1 ($s in m) RATIO OF ADJUSTED GROSS PROFIT TO GEP1 ▲ 78% ▲ 25% Q1 23 Q1 24 Q1 25 Q1 23 Q1 25 1 This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Q1 24

TRENDS

## OPERATING EXPENSE[1]

($s in m)


$96
$98
$127
SALES AND MARKETING[2]
OTHER INSURANCE EXPENSE
TECHNOLOGY DEVELOPMENT
GENERAL AND ADMINISTRATIVE
Q1 23
Q1 24
Q1 25

## NET LOSS

($s in m)


28%
(32%)
($66)
($47)
($62)
Q1 23
Q1 24
Q1 25

## ADJUSTED EBITDA[3]

($s in m)


33%
(39%)
($51)
($34)
($47)
Q1 23
Q1 24
Q1 25

[1] Represents total expense less loss and loss adjustment expense, net.

[2] Growth spend included in Sales and Marketing was $38.1M in Q1 2025, $19.8M in Q1 2024 and $16.7M in Q1 2023.

[3] This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics".

31

TRENDS

## TOTAL CASH & INVESTMENTS

($s in m)


$927
$931
$979
$1,021
$996
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25

## ADJUSTED FREE CASH FLOW[1]

($s in m)


ADJUSTED FREE CASH FLOW
CASH FLOW FROM OPERATING ACTIVITIES
($19)
($30)
$2
($12)
$38
$16
$27
$14
($31)
($47)
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25

[1] We define adjusted free cash flow ("Adj. FCF") as cash flow operating activities, less capital expenditures plus net borrowings under financing agreement. For reconciliation to the most comparable GAAP Financial measure, please refer to section entitled "Reconciliation of Non-GAAP Financial Measures to their Most Directly Comparable GAAP Financial Measures".

32

Insurance Supplement Q1 2025 33

INSURANCE SUPPLEMENT

| | Q1 24 | Q2 24 | Q3 24 | Q4 24 | Q1 25 |
|---|---|---|---|---|---|
| **LOSS RATIOS** | | | | | |
| Gross loss ratio | 79% | 79% | 73% | 63% | 78% |
| Gross loss ratio ex-CAT | 63% | 62% | 68% | 62% | 59% |
| TTM gross loss ratio | 83% | 79% | 77% | 73% | 73% |
| Net loss ratio | 78% | 79% | 81% | 62% | 82% |
| **GROSS LOSS RATIO BREAKDOWN** | | | | | |
| Attritional gross loss ratio | 62% | 58% | 61% | 59% | 59% |
| CAT (excl. PPD) | 14% | 15% | 6% | 1% | 19% |
| LAE (excl. PPD) | 9% | 9% | 9% | 8% | 8% |
| Prior period development (PPD) | (6%) | (3%) | (3%) | (5%) | (8%) |
| **Gross loss ratio** | **79%** | **79%** | **73%** | **63%** | **78%** |
| **GROSS LOSS RATIO - PPD BREAKDOWN** | | | | | |
| CAT PPD | 2% | 2% | (1%) | —% | —% |
| Non-CAT PPD | (8%) | (5%) | (2%) | (5%) | (8%) |
| **PPD impact on gross loss ratio** | **(6%)** | **(3%)** | **(3%)** | **(5%)** | **(8%)** |
| **GROSS LOSS RATIO BY TYPE** | | | | | |
| Homeowners multi-peril | 79% | 78% | 69% | 55% | 82% |
| Pet | 63% | 72% | 71% | 69% | 68% |
| Car | 99% | 95% | 92% | 83% | 88% |
| Europe (all products) | 106% | 98% | 92% | 75% | 91% |
| **IFP BREAKDOWN** ($s in m) | | | | | |
| Homeowners multi-peril | $449 | $468 | $488 | $503 | $513 |
| Pet | $201 | $224 | $254 | $283 | $314 |
| Car | $123 | $123 | $117 | $122 | $134 |
| Europe | $12 | $14 | $19 | $24 | $33 |
| Other | $9 | $10 | $11 | $12 | $14 |
| **Total** | **$794** | **$839** | **$889** | **$944** | **$1,008** |
| **PREMIUM PER CUSTOMER** | | | | | |
| Homeowners multi-peril | $266 | $270 | $266 | $266 | $265 |
| Pet | $664 | $687 | $712 | $727 | $742 |
| Car | $1,544 | $1,725 | $1,751 | $1,800 | $1,853 |
| Europe | $110 | $113 | $129 | $129 | $147 |
| Other | $791 | $803 | $846 | $913 | $998 |
| **Total** | **$379** | **$387** | **$384** | **$388** | **$396** |

34

DEFINITIONS GROSS LOSS RATIO We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium. GROSS LOSS RATIO EX-CAT We define gross loss ratio ex-CAT, expressed as a percentage, as the ratio of gross losses and loss adjustment expense, excluding catastrophe losses, to gross earned premium. TTM GROSS LOSS RATIO We define trailing twelve month ("TTM") gross loss ratio, expressed as a percentage, as the ratio of gross losses and loss adjustment expense to gross earned premium for the past twelve months. NET LOSS RATIO We define net loss ratio, expressed as a percentage, as the ratio of net losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. ATTRITIONAL GROSS LOSS RATIO We define attritional gross loss ratio, expressed as a percentage, as the ratio of gross losses, excluding catastrophe losses, loss adjustment expenses, and prior period development (PPD), to gross earned premium. PRIOR PERIOD DEVELOPMENT (PPD) We define prior period development (PPD) as the change in ultimate loss and loss adjustment expense for claims that occurred in prior quarters. HOMEOWNERS MULTI-PERIL We define homeowners multi-peril as all coverages offered under home, condo, and renters policies. IFP We define in force premium ("IFP"), as the aggregate annualized premium for customers as of the period end date. At each period end date, we calculate IFP as the sum of: 1. In force written premium - the annualized premium of in force policies underwritten by us. 2. In force placed premium - the annualized premium of in force policies placed with third party insurance companies for which we earn a recurring commission payment. PREMIUM PER CUSTOMER We define premium per customer as the average annualized premium customers pay for products underwritten by us, or placed by us with third-party insurance partners. We calculate premium per customer by dividing IFP by the number customers. INSURANCE SUPPLEMENT 35